UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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IDEARC INC.

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 1, 2008. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available for view: Notice and Proxy Statement / Annual Report To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com If you want to receive a paper or e-mail copy of the above listed documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below on or before April 17, 2008. To request material: Internet: www.proxyvote.com Telephone: 1-800-579-1639**Email: sendmaterial@proxyvote.com **If requesting material by e-mail, please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. IDEARC INC. Vote In Person Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the IDEARC INC.meeting materials for any special requirements for meeting ATTN: INVESTOR RELATIONSattendance. At the meeting, you will need to request a ballot to 2200 W. AIRFIELD DRIVEvote these shares. P.O. BOX 619810 D/FW AIRPORT, TX 75261Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions. R1IDC1

Meeting Location The Annual Meeting for holders as of 3/3/08 is to be held on 5/1/08 at 9:00 A.M. CDT at: The Hilton Dallas/Southlake Town Square Hotel 1400 Plaza Place Southlake, Texas 76092ADMISSION TICKET IDEARC INC. Only stockholders who owned Idearc common stock as of the close of business on March 3, 2008, will be entitled to attend the 2008 Annual Meeting of Stockholders. This notice Meeting Directions serves as your admission ticket to the Annual Meeting. This For directions to the Annual Meeting please visit www.hilton.com.notice admits only the stockholder listed on the reverse side and is not transferable. If you plan to attend the Annual Meeting in person, please bring this notice and some form of government-issued photo identification (such as a valid driver’s license or passport). If the Idearc shares are held in a bank or brokerage account, you can still attend the Annual M eeting if you bring a bank or brokerage statement or other confirmation that you owned shares of Idearc common stock on March 3, 2008. R1IDC2

Voting items The Board of Directors recommends a vote “FOR” the election of the nominees set forth in Proposal 1 and “FOR” Proposals 2 and 3. 1.Election of six directors 01. Jerry V. Elliott04. Stephen L. Robertson 02. Jonathan F. Miller05. Thomas S. Rogers 03. Donald B. Reed06. Paul E. Weaver 2.Approval of the 2008 Incentive Compensation Plan. 3.Ratification of Ernst & Young LLP as Idearc’s independent registered public accounting firm for 2008. R1IDC3

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